Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO THE EMPLOYMENT AGREEMENT (this “Amendment”) is dated as of March 18, 2026 (the “Amendment Effective Date”) by and between LIXTE BIOTECHNOLOGY HOLDINGS, INC., a Delaware corporation (the “Company”), and Mr. Geordan Pursglove (the “Employee”). The Company and the Employee are a (“Party”) to this Amendment, and one or more of them, as the context shall require, are the “Parties” hereto.

WHEREAS, the Parties entered into an Employment Agreement, dated June 16, 2025 (the “Agreement”) and are duly performing the Agreement pursuant to its terms and conditions.

WHEREAS, the Company seeks to increase Employee’s base annual salary from $240,000 to $360,000 (“Base Salary Increase”);

WHEREAS, the Parties now desire to amend and modify the Agreement to reflect the Base Salary Increase as provided in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in connection herewith (the adequacy and sufficiency of which are hereby expressly acknowledged by the Parties), the Parties hereby agree as follows:

1.	Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the same meanings ascribed in the Agreement.

2.	Modifications. Section 2. A. of Exhibit A is hereby amended by deleting it in its entirety and replacing it with the following provision below:

“A. Effective as of the date of this Agreement, March 18, 2026 (the “Effective Date”), and applied retroactively to January 1, 2026, the Company shall pay Employee an annual salary of $360,000, payable in monthly installments. The initial payment shall include a catch-up amount covering the period from January 1, 2026 through the Effective Date. Such compensation may be increased from time to time in the sole discretion of the Board of Directors and, at the election of Employee, may be payable in cash and/or restricted shares of common stock based on the closing price of the Company’s common shares as of the date of payment, or a combination thereof. In addition, Employee shall be eligible to receive an annual bonus as determined in the sole discretion of the Board of Directors, payable in cash, equity, or a combination thereof. In addition to the stock option grant described under Paragraph B below, Employee shall also be eligible to participate in the Company’s equity compensation program as determined from time to time by the Company’s Board of Directors. All amounts payable to Employee hereunder shall be net of any applicable withholding taxes. Any state or federal withholding taxes payable by the Company as a result of the Employee’s election to receive compensation in restricted shares of common stock shall be reimbursed by the Employee to the Company, either in cash or in restricted shares of common stock.

3.	Conflict. In the event of any conflict or inconsistency between the provisions of the Agreement and the provisions of this Amendment, this Amendment shall prevail and control with respect to such conflict or inconsistency. Otherwise, except as specifically set forth in this Amendment, all of the terms and conditions of the Agreement are hereby ratified, affirmed and remain in full force and effect. Any references to the Agreement on and after the Amendment Effective Date shall include therein the modifications to the Agreement as are set forth in this Amendment.

4.	Entire Agreement. This Amendment is the sole and complete agreement between the Parties with respect to the subject matter hereof and supersedes and merges all prior understandings, writings, proposals, promises, representations, or communications (whether oral, written, implied or otherwise), of either Party relating to the subject matter addressed within this Amendment.

5.	Miscellaneous. This Amendment may be executed in any number of counterparts (all of which shall be considered one and the same agreement) and by original signatures of the Parties exchanged via facsimile or electronic transmission. No modification of this Amendment or any other document related thereto, or any waiver of rights under any of the foregoing, shall be effective unless made by supplemental agreement, in writing, executed by the Parties. Section headings used herein are for convenience only and shall be of no substance in interpreting this Amendment.

IN WITNESS WHEREOF, the parties hereto, each of which is duly authorized to enter into this Amendment, have executed this Amendment, which shall be deemed effective as of the Amendment Effective Date.

EMPLOYEE:

/s/Geordan Pursglove
Name:	Geordan Pursglove

LIXTE BIOTECHNOLOGY HOLDINGS, INC.

By:	/s/Peter Stazzone
Name:	Peter Stazzone
Title:	CFO